                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant [X]
    Filed by a party other than the Registrant [ ]
    Check the appropriate box:

    [ ] Preliminary proxy statement                       [ ] Confidential, for use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        MOBIUS MANAGEMENT SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                        MOBIUS MANAGEMENT SYSTEMS, INC.
                               120 OLD POST ROAD
                              RYE, NEW YORK 10580

                            ------------------------

Dear Stockholder:

     We invite you to attend our annual meeting of stockholders on February 6, 2001, in Rye, New York. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

     This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our directors and executive officers.

     Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date, and return your proxy card promptly in the enclosed envelope.

     To attend the meeting in person, please follow the instructions on page 1.

     We look forward to seeing you on the 6th.

                                          Sincerely yours,

                                          /s/ Mitchell Gross

                                          Mitchell Gross
                                          Chairman of the Board,
                                          Chief Executive Officer &
                                          President
January 4, 2001

                        MOBIUS MANAGEMENT SYSTEMS, INC.
                               120 OLD POST ROAD
                              RYE, NEW YORK 10580
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:
  February 6, 2001, 10 a.m., Local Time

Place:
  120 Old Post Road
  Rye, New York

Purpose:
  Elect Two Directors
  Approve an amendment to the 1998 Employee Stock Purchase Plan
  Ratify appointment of Independent Auditors
  Conduct other business if properly raised

Who may vote:
  Only stockholders of record on December 18, 2000.

Your vote is important. Please complete, sign, date, and return your proxy card promptly in the enclosed self addressed, postage pre-paid envelope.

                                          /s/ David J. Gordon
                                          David J. Gordon
                                          Interim Chief Financial Officer and
                                          Assistant Secretary

January 4, 2001

                         MOBIUS MANAGEMENT SYSTEMS, INC
                               120 OLD POST ROAD
                              RYE, NEW YORK 10580

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS                                             PAGE
-----------------                                             ----
General Information.........................................    1
Proposal No. 1 Election of Directors........................    2
Director Compensation.......................................    3
Board Committees............................................    3
Director and Officer Stock Ownership........................    4
Section 16(a) Beneficial Ownership Reporting Compliance.....    6
Information Concerning Executive Officers...................    6
Compensation Committee Report on Executive Compensation.....    7
Executive Compensation Tables...............................    9
Stock Performance Graph.....................................   11
Certain Relationships and Related Transactions..............   12
Proposal No. 2 Approval of an Amendment to the 1998 Employee
  Stock Purchase Plan.......................................   13
Summary Description of the Plan.............................   13
Federal Income Tax Consequences.............................   15
Proposal No. 3 Ratification of Independent Auditors.........   16
Additional Information......................................   16

                              GENERAL INFORMATION

WHO MAY VOTE

     Stockholders of Mobius, as recorded in our stock register on December 18, 2000, may vote at the meeting.

HOW PROXIES WORK

     Mobius' Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for both, either or neither of our director candidates. You may vote for, vote against or abstain from voting for the proposals to amend the 1998 Employee Stock Purchase Plan or to ratify our Independent Auditors.

     If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares IN FAVOR of our director candidates, IN FAVOR of the amendment to the 1998 Employee Stock Purchase Plan and IN FAVOR of the ratification of our Independent Auditors and IN THE PROXIES' DISCRETION on such other matters as may properly be raised at the meeting.

     You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote those shares.

REVOKING A PROXY

     You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying Mobius' Secretary in writing at the address under "Additional Information -- Questions?" on page 16.

CONFIDENTIAL VOTING

     Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

QUORUM

     In order to carry on the business of the meeting, we must have a quorum. This means a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by Mobius itself are not voted and do not count for this purpose. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal.

ATTENDING IN PERSON

     Only stockholders, their proxy holders and Mobius' guests may attend the meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     There are currently seven members of the Board of Directors. The Board is divided into three classes with terms expiring, respectively, at the 2000, 2001 and 2002 annual meeting of stockholders. The Board has nominated Mitchell Gross and Gary G. Greenfield, whose terms are expiring, for re-election. All Mobius directors are elected for three-year terms, except Robert H. Levitan who was elected for a two year term. Personal information on each of our nominees and directors is given below.

     The Board oversees the management of the Company on your behalf. It reviews Mobius' long-term strategic plans and exercises direct decision-making authority in key areas. The Board chooses the Chief Executive Officer, sets the scope of his authority to manage Mobius' business day to day, and evaluates his performance.

     Six of Mobius' seven directors -- including one of our nominees -- are not Mobius' employees. Only non-employee directors serve on Mobius' Audit and Compensation committees.

     The Board met four times during fiscal 2000. Each director attended all of the meetings of the Board except Peter J. Barris who attended two of the meetings of the Board. In addition, since Robert H. Levitan became a Director of the Company after the last Board meeting in fiscal 2000, Mr. Levitan did not attend any of the meetings of the Board.

     If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

     The Board recommends that you vote FOR each of the following candidates:

                 DIRECTOR NOMINEES FOR A TERM TO EXPIRE IN 2003

Mitchell Gross............................  Co-Founder of Mobius. President since 1981 and Chairman
Age 51                                      of the Board and Chief Executive Officer since 1996. Mr.
Director since 1981                         Gross was an officer in the U.S. Navy, serving on
                                            nuclear submarines, from 1971-1976. Holds a B.S. in
                                            mechanical engineering from Columbia University School
                                            of Engineering and Applied Science and a M.B.A. in
                                            finance from The Wharton School at the University of
                                            Pennsylvania.
Gary G. Greenfield........................  President and Chief Executive Officer of MERANT plc
Age 46                                      (software development company) since 1998. Holds a M.S.
Director since 1998                         in information systems from George Washington University
                                            and a M.B.A from Harvard Business School. Serves as a
                                            director of MERANT plc, Hyperion Solutions, Inc. and
                                            Managed Object Solutions.


                      DIRECTORS WHOSE TERMS EXPIRE IN 2001

Edward F. Glassmeyer......................  Co-Founder of Oak Investment Partners (venture capital
Age 59                                      firm) and its General Partner since 1978. Holds a B.A.
Director Since 1997                         from Princeton University and a M.B.A. from the Tuck
                                            School at Dartmouth College. Serves as a Director of
                                            TheStreet.com.
Kenneth P. Kopelman.......................  Partner of Kramer Levin Naftalis & Frankel LLP(1) (law
Age 48                                      firm). Attended Cornell University (A.B.) and the London
Director since 1997                         School of Economics and received his J.D. from Columbia
                                            University School of Law. Serves as a Director of Liz
                                            Claiborne, Inc.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2002

Joseph J. Albracht........................  Co-founder of Mobius. Executive Vice President and
Age 51                                      Secretary from 1981 to 1999, Chief Operating Officer
Director since 1981                         from 1996 to 1999 and Treasurer from 1981 to 1996. Holds
                                            a B.S. in operations research and a M.B.A. from
                                            Pennsylvania State University.
Peter J. Barris...........................  General Partner, New Enterprise Associates (venture
Age 49                                      capital firm) since 1993. Holds a B.S. in electrical
Director since 1997                         engineering from Northwestern University and a M.B.A.
                                            from the Tuck School at Dartmouth College. Serves as a
                                            director of Career Builder, Inc. and PCOrder.com.
                                            Co-founder and Chief Executive Officer of Flooz.com.
Robert H. Levitan.........................  Co-founder of iVillage.com. Holds a B.A. in history and
Age 39                                      public policy studies from Duke University. Serves as a
Director since 2000                         director of New York Cares.

---------------
(1) Kramer Levin has served as legal counsel to Mobius since its founding in 1981.

                             DIRECTOR COMPENSATION

     Mobius employees receive no extra pay for serving as directors. Prior to January 1, 2000, non-employee directors were not paid any compensation for their service or for attendance at meetings. The Company reimbursed its directors for their out-of-pocket expenses incurred in the performance of their duties as directors of the Company. On January 18, 2000, the Board adopted a resolution in which non-employee directors are each paid $10,000 annual retainer fee for serving on the Board, payable quarterly in advance, and are paid meeting fees of $1,250 for each Board meeting attended and $500 for each telephonic Board meeting attended, each payable promptly after each meeting. With the exception of Gary G. Greenfield, each non-employee director will be paid the above fees retroactively as of January 1, 2000. Mr. Greenfield has been paid the above fees retroactively as of January 1, 1999 and he was paid a meeting fee for attending a telephonic meeting on December 4, 1998. The amount that Kramer Levin is paid for time Mr. Kopelman devotes to preparation for and attendance at Board meetings is deducted from Mr. Kopelman's compensation.

     The Mobius Non-Employee Directors' 1998 Stock Option Plan provides for the grant to Mobius directors of non-qualified stock options to purchase Mobius shares. These include an initial grant of 10,000 options, made upon a non-employee director's first election to the Board, as well as an annual grant of 10,000 options, made at each annual meeting to those directors having at least nine months of Board service on the grant date. All such options have an exercise price equal to the fair market value of the underlying Mobius shares on the date of grant.

                                BOARD COMMITTEES

     The Board appoints committees to help carry out its duties. Each committee reviews the results of its meetings with the full Board. The Board established its committees in February 1998 in connection with Mobius' initial public offering.

     The Audit Committee is responsible for accounting and internal control matters. Subject to stockholder and Board approval, the Committee chooses the independent public accountants to audit Mobius' financial statements and reviews the scope, results and costs of the audit with such accountants. The Committee also reviews the financial statements and accounting and control practices of Mobius. The Audit Committee consists of Messrs. Barris and Glassmeyer. The Committee met one time last year.

     The Compensation Committee oversees compensation for Mobius' executives, including salary, bonus and incentive awards. The Committee is also responsible for administering Mobius' 1996 Stock Incentive Plan, Mobius' 1998 Employee Stock Purchase Plan and Mobius' 1998 Executive Incentive Plan. The Compensation Committee consists of Messrs. Barris and Glassmeyer. The Compensation Committee met two times last year.

                      DIRECTOR AND OFFICER STOCK OWNERSHIP

     The following table shows how much Mobius Common Stock each Named Officer, each non-employee director and nominee, and certain stockholders known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, owned on December 18, 2000.

NAME AND ADDRESS OF NAMED EXECUTIVE
OFFICERS, CERTAIN STOCKHOLDERS AND                              SHARES      PERCENT OF
DIRECTORS / NOMINEES                                           OWNED(1)       CLASS
-----------------------------------                           ----------    ----------
Mitchell Gross(2)
  c/o Mobius Management Systems, Inc.
  120 Old Post Road
  Rye, New York 10580.......................................   5,561,500       30.3%
Joseph J. Albracht
  c/o Mobius Management Systems, Inc.
  120 Old Post Road
  Rye, New York 10580.......................................   3,933,500       21.4%
Oak Investment Partners VI, Limited Partnership(3)
  1 Gorham Island
  Westport, CT 06680........................................   1,065,500        5.8%
Karry Kleeman(4)
  c/o Mobius Management Systems, Inc.
  600 West Fulton Street
  Chicago, IL 60661.........................................     287,728        1.5%
Robert Lawrence(5)
  c/o Mobius Management Systems, Inc.
  120 Old Post Road
  Rye, New York 10580.......................................     270,000        1.5%
Joseph Tinnerello(6)
  c/o Mobius Management Systems, Inc.
  600 West Fulton Street
  Chicago, IL 60661.........................................     290,600        1.6%
Peter J. Barris(7)
  c/o New Enterprise Associates
  1911 Freedom Drive
  Reston, VA 20190..........................................      52,398       *
Edward F. Glassmeyer(8)
  c/o Oak Investments
  1 Gorham Island
  Westport, CT 06880........................................   1,109,006        6.0%
Gary G. Greenfield(9)
  c/o MERANT plc
  9420 Key West Avenue
  Rockville, MD 20850.......................................      20,481       *
Kenneth P. Kopelman(10)
  c/o Kramer, Levin, Naftalis & Frankel
  919 Third Avenue
  New York, NY 10022........................................      23,850       *

NAME AND ADDRESS OF NAMED EXECUTIVE
OFFICERS, CERTAIN STOCKHOLDERS AND                              SHARES      PERCENT OF
DIRECTORS / NOMINEES                                           OWNED(1)       CLASS
-----------------------------------                           ----------    ----------
Robert H. Levitan(11)
  c/o Flooz.com, Inc.
  1071 Avenue of the Americas; 10th Floor
  New York, NY 10018........................................      10,000       *
Sandra A. Becker(12)
  c/o Mobius Management Systems, Inc.
  120 Old Post Road
  Rye, New York 10580.......................................      44,429       *
All Executive Officers and Directors
  as a group (14 persons)...................................  11,772,055       60.9%

---------------
  *  Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"), and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days ("Currently Exercisable Options") are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

 (2) Includes 3,732,259 shares of Common Stock held by HARMIT, LP, of which Mitchell Gross and Harriet Gross, the spouse of Mr. Gross, are general partners.

 (3) Includes 47,056 shares of Common Stock held by its affiliate Oak VII Affiliates Fund, Limited Partnership.

 (4) Includes 286,728 shares issuable pursuant to Currently Exercisable Options.

 (5) Includes 150,000 shares issuable pursuant to Currently Exercisable Options.

 (6) Includes 280,000 shares issuable pursuant to Currently Exercisable Options.

 (7) Includes 6,381 shares held in the Barris Family Trust. Includes 272 shares held by NEA General Partners, L.P. Mr. Barris disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein arising from his affiliation with such entity. Also includes 20,000 shares issuable pursuant to Currently Exercisable Options.

 (8) Includes 998,900 shares of Common Stock and 19,544 shares issuable pursuant to Currently Exercisable Options held by Oak Investment Partners VI, Limited Partnership and 46,600 shares of Common Stock and 456 shares issuable pursuant to Currently Exercisable Options held by Oak VI Affiliates Fund, Limited Partnership. Mr. Glassmeyer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein arising from his affiliation with such entities. Also includes 5,244 shares (of which 1,865 shares are beneficially owned by EFG Trust and 3,379 shares are beneficially owned by EFG Trust II) received by Mr. Glassmeyer from an in kind distribution by Oak Investment Partners VI, L.P. pro rata to its partners in accordance with their beneficial ownership without any additional consideration.

 (9) Includes 20,000 shares issuable pursuant to Currently Exercisable Options.

(10) Includes 1,500 shares of Common Stock held in trust by Mr. Kopelman's wife, as trustee, for Mr. Kopelman's three minor children and 2,350 shares of Common Stock held jointly by Mr. Kopelman and his wife. Mr. Kopelman disclaims beneficial ownership to such shares. Also includes 20,000 shares issuable pursuant to Currently Exercisable Options.

(11) Includes 10,000 shares issuable pursuant to Currently Exercisable Options.

(12) Includes 37,000 shares issuable pursuant to Currently Exercisable Options.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such directors, executive officers and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received by it, or on written representations from certain reporting persons that no other filings were required for such persons, the Company believes that, during the year ended June 30, 2000, all
Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders were complied with except as follows: David J. Gordon inadvertently filed late the initial Form 3 to disclose his holdings of the Company's Common Stock at the time he was appointed Interim Chief Financial Officer.

                   INFORMATION CONCERNING EXECUTIVE OFFICERS

     The executive officers of Mobius as of the date of this Proxy Statement are identified below. Personal information on Mitchell Gross is given above. Executive officers are elected by the Board and serve until the next meeting of the Board following the annual meeting of stockholders and until their successors have been duly executed and qualified.

                   NAME                                               POSITION
                   ----                                               --------
Mitchell Gross............................    Chairman of the Board, Chief Executive Officer and
                                              President.
Sandra A. Becker..........................    Senior Vice President, Marketing since 1998. Prior to
                                              joining Mobius, Ms. Becker was employed by Ceridian
                                              Employer Services as Vice President of Marketing and
                                              held several marketing and strategy leadership positions
                                              for U.S. West Communications. Holds a B.S. from College
                                              of St. Catherine and a M.B.A. from the University of
                                              Minnesota.
David J. Gordon...........................    Interim Chief Financial Officer since June 2000. Joined
                                              Mobius in 1987 and served as Director of Finance from
                                              1999-2000, Controller from 1987-1999. Holds a B.A. in
                                              Accounting from Queens College N.Y.
Karry Kleeman.............................    Vice President, World Sales since 1999. Joined Mobius in
                                              1990 and served as Vice President, Sales (North and
                                              South America) from 1997-1999, National Sales Manager
                                              from 1995 to 1997 and Regional Manager from 1992 to
                                              1995. Holds a B.A. in marketing from Elmhurst College.
Robert Lawrence...........................    Vice President, Product Engineering since 1992. Joined
                                              Mobius in 1985. Holds a B.S. in physics from the
                                              University of Massachusetts.
Mario Pelleschi...........................    Vice President, Sales (Europe, Middle East and Africa)
                                              since 1998. Prior to joining Mobius, Mr. Pelleschi was
                                              employed by Computer Associates from 1981 to 1997,
                                              initially as a Branch Manager, and as Managing Director
                                              of the following subsidiaries: Switzerland, 1981 to
                                              1985; Brazil, 1985 to 1987; Germany 1987 to 1995; and
                                              France, 1995 to 1997. Holds a Swiss Federal Degree in
                                              Electronic Engineering.

                   NAME                                               POSITION
                   ----                                               --------
Joseph Tinnerello.........................    Vice President, Business Development since January,
                                              1998. Joined Mobius in 1990 and served as Vice
                                              President, Sales from 1995 to 1997. Following a personal
                                              leave of absence, left Mobius from October 1997 through
                                              January 1998. From 1988 to 1989, Mr. Tinnerello served
                                              as a Regional Manager with Legent Software.
Hiromasa Yazaki...........................    Vice President, Sales (North Asia) since 1999. Prior to
                                              joining Mobius, Mr. Yazaki was employed by Kodak Japan
                                              Ltd. in 1997 and 1998 as a General Manger/Consumer
                                              Imaging Marketing and employed by Informix K.K. in 1996
                                              as Director of Sales. Holds a B.A. from Dokkyo
                                              University.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

     The Compensation Committee, which during fiscal 2000 consisted of Messrs. Barris and Glassmeyer:

     (1) reviews and approves the compensation of Mr. Gross;

     (2) approves the general policies applicable to salaries and bonuses for the other executive officers and reviews and acts on bonuses for those officers; and

     (3) makes recommendations to the full Board and senior management with respect to the adoption and administration of Mobius' compensation programs.

     Our executive compensation program is designed to attract, retain, motivate and reward the management talent our Company needs to achieve its business goals and maintain its leadership in the increasingly competitive environment of enterprise software products.

     The three major components of our compensation program are salary, annual bonus and stock options.

     The salary and bonus components of Mobius' executive compensation are designed to facilitate the fulfillment of the following objectives:

     (1) keeping competent management;

     (2) rewarding management for the achievement of short and long term accomplishments;

     (3) aligning the interests of management with the interests of Mobius' stockholders; and

     (4) relating executive compensation to the achievement of our goals and financial performance.

SALARY

     We base salary on an executive's knowledge, skills and level of responsibility as well as the economic and business conditions affecting Mobius. Other factors we consider are:

     (1) competitive positioning (comparing Mobius' salary structure with salaries paid by other companies);

     (2) Mobius' own business performance; and

     (3) general economic factors.

ANNUAL BONUS

     We give our executives annual bonuses to provide an incentive and reward for short-term financial success and long-term Company growth. Annual bonuses link compensation in significant part to Mobius' financial performance and is determined solely by the Compensation Committee.

STOCK OPTIONS

     We use stock options as a long-term, non-cash incentive and to align the long-term interests of executives and stockholders. Stock options are awarded based upon the market price of the Common Stock on the date of grant and are linked to future performance of our stock because they do not become valuable to the holder unless the price of our stock increases above the price on the date of grant. The number of stock options granted to an executive as a form of non-cash compensation is determined by the following factors:

     (1) number of stock options previously granted to an executive;

     (2) the executive's remaining options exercisable; and

     (3) the value of those remaining stock options, as compared to the anticipated value that an executive will add to Mobius in the future.

EMPLOYEE STOCK PURCHASE PLAN

     The Employee Stock Purchase Plan commenced in fiscal 1999 and provides employees who wish to acquire our common stock with the opportunity to purchase Mobius shares with a convenient way of doing so by accumulated payroll deductions. We believe that employee participation in ownership of Mobius on this basis will be to the mutual benefit of the employees and Mobius.

EXECUTIVE INCENTIVE PLAN

     The Executive Incentive Plan ("Incentive Plan") was established in fiscal 1998 and participation in the Incentive Plan is limited to those executives and key employees who, in the judgment of the Compensation Committee, are in a position to have a significant impact on the performance of Mobius. Awards under the Incentive Plan are based upon the extent to which performance goals established by the Compensation Committee for a designated performance period are satisfied. The Incentive Plan also provides for grants of discretionary bonuses. As of November 30, 2000, there were no awards made under the Incentive Plan.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Gross is one of the founders of Mobius. He beneficially owns approximately 5,561,500 shares of Common Stock constituting approximately 30.3% of the total amount outstanding. Accordingly, his interest is very much aligned with the interest of all stockholders and Mobius has not considered it sensible to relate Mr. Gross's compensation to Mobius' performance through long-term stock incentives such as restricted stock or stock options. Mr. Gross's compensation package consists primarily of salary and bonus. The levels of his salary and bonus are established in Mr. Gross's employment agreement. The members of the Compensation Committee granted Mr. Gross a bonus attributable to his success in achieving goals during fiscal 2000.

                                          Peter J. Barris
                                          Edward F. Glassmeyer

                         EXECUTIVE COMPENSATION TABLES

     The following table sets forth the compensation earned, by Mobius' Chief Executive Officer and the four other highest-paid executive officers for the past three fiscal years. The individuals included in the table will be collectively referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION(1)
                                      -----------------------------------------
                                                               ALL OTHER ANNUAL       ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR   SALARY        BONUS     COMPENSATION(2)       COMPENSATION
 ---------------------------    ----  --------      --------   ----------------      ------------
Mitchell Gross................  2000  $200,000      $ 75,252             --            $ 84,948(3)
  Chairman of the Board,        1999   200,000            --             --              61,632(3)
  Chief Executive Officer and   1998   200,000       150,335             --              46,050(3)
  President
Karry Kleeman.................  2000   125,000         6,126       $310,501                  --
  Vice President, World Sales   1999   125,000        60,267        325,972                  --
                                1998   127,888        80,130        272,400                  --
Sandra A. Becker..............  2000   190,000       142,658             --              72,943(5)
  Senior Vice President,        1999   107,301(4)     71,250             --              30,000(5)
  Marketing                     1998        --            --             --                  --
Joseph Tinnerello(6)..........  2000   150,000           252        214,500                  --
  Vice President, Business      1999   150,000            --        198,000                  --
  Development                   1998   139,417            --        250,750(7)               --
Robert Lawrence...............  2000   193,737        43,875             --                  --
  Vice President, Project       1999   170,000        48,423             --             271,175(8)
  Engineering                   1998   163,332        47,087             --                  --

---------------
(1) In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonuses for the named executive officer for such year.

(2) Consists of sales commissions and non-recoverable draws.

(3) Includes premiums on insurance, car premiums and tax preparation fees added to compensation. Also includes the grossed up amount to cover taxes.

(4) Ms. Becker was employed by Mobius for approximately 7 months of fiscal 1999.

(5) Includes relocation expenses.

(6) Mr. Tinnerello was not employed by Mobius from October 1, 1997 to January 15, 1998.

(7) Includes $160,000 advance against future commissions. See "Certain Relationships and Related Transactions -- Relationship with Mr. Tinnerello" on page 14.

(8) Disqualifying disposition of shares obtained through the exercise of incentive stock options.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 1996 Stock Incentive Plan to the Named Officers during the 2000 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                       NUMBER OF
                                       SECURITIES           % OF UNDERLYING
                                   UNDERLYING OPTIONS      OPTIONS GRANTED TO      EXERCISE PRICE   EXPIRATION
              NAME                   GRANTED(#)(1)      EMPLOYEES IN FISCAL YEAR     ($/SHARE)         DATE
              ----                 ------------------   ------------------------   --------------   ----------
Sandra A. Becker.................        20,000                   3.6%                 $4.00         10/12/09

---------------
(1) Options were granted on October 12, 1999 and have a maximum term of 10 years measured from the grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. 4,000 of the stock options became exercisable on the first anniversary of the grant date and 1,000 of the remaining stock options will become exercisable every three months thereafter.

OPTION EXERCISES AND HOLDINGS

     The table below sets forth information with respect to the Named Officers concerning their exercise of options during the 2000 fiscal year and the unexercised options held by them as of the end of such year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                           NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-THE-
                                                          UNDERLYING UNEXERCISED         MONEY OPTIONS AT FISCAL
                             SHARES                     OPTIONS AT FISCAL YEAR-END            YEAR-END($)(1)
                           ACQUIRED ON      VALUE       ---------------------------   ------------------------------
          NAME              EXERCISE     REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
          ----             -----------   ------------   -----------   -------------   -----------      -------------
Mitchell Gross...........        --              --            --             --             --                --
Karry Kleeman............        --              --       252,727         87,273       $394,247          $168,963
Sandra A. Becker.........        --              --        23,999         76,001             --            11,260
Joseph Tinnerello........        --              --       220,000         60,000             --                --
Robert Lawrence..........    30,000        $150,000        96,000        108,000        318,048           357,804

---------------
(1) Based on the closing sale price on the Nasdaq National Market of the Common Stock on June 30, 2000 of $4.5630.

                            STOCK PERFORMANCE GRAPH

     The following graph depicts a comparison of the cumulative total return (assuming the reinvestment of dividends) for a $100 investment on April 28, 1998 (the date we completed our initial public offering) in each of the Common Stock of Mobius (at a closing price of $18.25 per share), Goldman Sachs Technology Software Index (a published industry index), and the Nasdaq Composite (a broad market index). The Company paid no dividends during the period shown. The graph lines merely connect measurement dates and do not reflect fluctuations between those dates.

                                                                            GOLDMAN SACHS TECHNOLOGY
                                                         MOBIUS                  SOFTWARE INDEX             NASDAQ COMPOSITE
                                                         ------             ------------------------        ----------------
April 28, 1998                                           100.00                      100.00                      100.00
June 30, 1998                                             82.19                      107.33                      103.44
June 30, 1999                                             45.21                      152.85                      146.64
June 30, 2000                                             24.99                      259.17                      216.52

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH KRAMER LEVIN NAFTALIS & FRANKEL LLP

     Since 1981 we have engaged, and we plan to continue to engage, the Kramer Levin law firm to provide us with legal counsel. Mr. Kopelman, a member of our Board, is a partner of Kramer Levin Naftalis & Frankel LLP. We believe that fees charged by Kramer Levin are at rates and on terms no less favorable to us than could have been obtained from unaffiliated third parties.

RELATIONSHIP WITH MR. TINNERELLO

     Following a personal leave, on September 30, 1997, we entered into a severance agreement with Mr. Joseph Tinnerello, presently Mobius' Vice President, Business Development, pursuant to which Mr. Tinnerello left our employment on October 1, 1997 and agreed to certain non-competition and non-solicitation restrictions in consideration for (1) the acceleration of 80,000 options to purchase shares of our common stock previously granted to him and (2) the grant of 100,000 new options to purchase shares of our common stock at an exercise price equal to the fair market value of the shares at the time of the grant. Due to his termination and the terms of Mobius' 1996 Employee Stock Incentive Plan, Mr. Tinnerello forfeited 640,000 options to purchase shares of common stock that were previously granted to him in November, 1996. On December 26, 1997, Mr. Tinnerello agreed to return to Mobius effective January 15, 1998. On December 28, 1997, we agreed to advance $160,000 to Mr. Tinnerello against future commissions. As of September 15, 2000, the full amount of such advance remains outstanding. Such monies (net of applicable taxes) were used by Mr. Tinnerello to exercise options to purchase 80,000 shares of common stock. On January 15, 1998, we granted Mr. Tinnerello options to purchase 180,000 shares of common stock in accordance with and on terms similar to, our standard hiring practices.

AGREEMENTS WITH EMPLOYEES

     In February, 1998, we entered into employment agreements with each of Messrs. Gross and Albracht providing for the employment of Mr. Gross as our Chairman of the Board, Chief Executive Officer and President and Mr. Albracht as our Executive Vice President and Chief Operating Officer. Each employment agreement provides for a three-year term ending on April 27, 2001, the third anniversary of our initial public offering. Each provides for an annual base salary of not less than $200,000 as well as an annual bonus based upon our performance in an amount determined solely by the Compensation Committee of the Board. Each agreement also prohibits the executive from using the confidential information of Mobius for a period of three years following the termination of his employment (two years if he is terminated other than for cause (as defined therein)) and contains a non-competition covenant pursuant to which the executive is prohibited from competing with Mobius during his employment with Mobius and for two years thereafter (one year if he is terminated other than for cause). The agreements further provide that in the event that employment is terminated by Mobius without cause (as defined therein) or by the executive for good reason (as defined therein), the executive is entitled to receive (1) his accrued but unpaid base salary and bonus through April 27, 2001; (2) coverages substantially identical to those provided immediately prior to the termination for twelve months following April 27, 2001; and (3) an aggregate amount, payable in equal semi-monthly installments over a one-year period following April 27, 2001, equal to the aggregate of what his base salary would have been for said period plus his maximum bonus for such period, but not less than his highest annual bonus during the preceding five years. In the event of death or disability of the executive, we will continue to make base salary payments to the executive or his estate for twelve months following such death or disability.

     In October 1999, Mr. Albracht ended his employment with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of our Board's Compensation Committee are Messrs. Barris and Glassmeyer. There are no compensation committee interlocks which are required to be disclosed by applicable SEC rules.

No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

                                 PROPOSAL NO. 2

               AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN

     The Compensation Committee on behalf of the Board of Directors has approved and recommended for submission to Mobius' stockholders an amendment to Mobius' 1998 Employee Stock Purchase Plan (the "Plan") to increase the maximum number of shares of Mobius' Common Stock available for issuance under the Plan from 650,000 to 1,150,000.

     The Plan previously authorized the issuance of up to 650,000 shares. To date, 292,375 shares have been purchased by Mobius' employees pursuant to the Plan and subscriptions for a substantial amount of the remaining shares available under the Plan have been received from Mobius' employees during the current offering period under the Plan. The Compensation Committee believes that as a result of the size of Mobius' current and expected employee base and the current market prices of Mobius' Common Stock, additional shares should be authorized to enable Mobius to continue to achieve the objectives of the Plan. Accordingly, the Compensation Committee, on behalf of the Board of Directors, has approved and recommended for submission to Mobius' stockholders an amendment to the Plan that would increase the aggregate number of shares of Common Stock which may be issued under the Plan to 1,150,000 shares. Assuming the stockholders approve the proposal, Mobius will register the 500,000 additional shares of Common Stock issuable under the Plan under the Securities Act.

     The effectiveness of this amendment to the Plan is subject to approval by the stockholders. Until such approval is obtained, the amendment to the Plan shall not be effective. If the amendment to the Plan is not approved, the Plan as in effect prior to the amendment will continue in operation and shares may continue to be purchased thereunder. The affirmative vote of holders of a majority of Mobius' outstanding Common Stock represented in person or by proxy and entitled to vote on this proposal is required for approval of this amendment to the Plan.

     A description of the Employee Stock Purchase Plan is set forth below. This description is only a summary and is not intended to be complete. Any stockholder who wishes to obtain a copy of the Plan can call Mobius to receive a copy free of charge.

                        SUMMARY DESCRIPTION OF THE PLAN

GENERAL

     Any employee of Mobius or of any subsidiary which adopts the Plan with the consent of Mobius is eligible to participate in the Plan. An employee will qualify if he or she: (1) is employed twenty hours or more per week; (2) is employed for more than five months per calendar year; and (3) has been employed for at least ninety (90) days as of the commencement of an Offer (as defined in the Plan). An employee may not receive an option grant under the Plan, if, immediately after the grant, the employee would own stock (including shares subject to all outstanding options held by the employee) possessing five percent (5%) or more of the total combined voting power or value of all classes of issued and outstanding stock of Mobius or any subsidiary.

     The Plan is being administered by the Compensation Committee, composed of not fewer than two non-employee directors of Mobius as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Board and the Compensation Committee are authorized to construe, interpret and implement the provisions of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all determinations necessary or advisable in administering the Plan. The determinations of the Board and the Compensation Committee are made in their sole discretion and are conclusive.

     The Compensation Committee currently consists of Messrs. Peter J. Barris and Edward F. Glassemeyer. The members of the Compensation Committee were elected by the Board of Directors, and hold such offices at the pleasure of the Board.

PARTICIPATION UNDER THE PLAN

     Offering Periods. The Compensation Committee shall determine the date or dates upon which one or more Offers shall be made under the Plan. The term of each Offer shall be twelve (12) months, or such other term as the Compensation Committee shall determine prior to the commencement of an Offer, which shall not exceed 27 months.

     Participation. To participate in the Plan, an eligible employee must complete and submit the appropriate enrollment forms, including a payroll deduction authorization form at prescribed times. At the election of the participant, the rate of payroll deductions may be any multiple of 1% up to a maximum of 10% of the participant's "regular compensation" during an offering period. A participant's "regular compensation" is the participant's base compensation, targeted commissions and targeted bonus (but will exclude variable items, such as, commissions and bonuses in excess of targeted amounts, overtime, sick pay, severance pay, expense reimbursements and allowances and other special payments).

     Terms of Options. On the effective date of an Offer, each participant will be granted an option to purchase, through payroll deductions, as many whole shares of Common Stock as he or she may with the amount to be deducted from his or her pay during the term of the offer. The option price at which shares may be purchased will equal the lesser of (a) eighty-five percent (85%) of the fair market value (as defined below) of the Common Stock on the date of grant of the option (the "base option price") or (b) eighty-five percent (85%) of the fair market value of the Common Stock on the date of purchase of the shares (the "adjusted option price"). At the end of an offering period, a participant's accumulated payroll deductions will be automatically applied to purchase shares at the lesser price.

     Participation Limitations. The maximum number of shares which a participant may purchase pursuant to any one offer will be determined by multiplying (a) ten percent (10%) by (b) the participant's base compensation in the pay period immediately preceding the effective date of the Offer and (c) the number of pay periods during the term of an offer, and dividing the product of
(a), (b) and (c) by (d) 85% of the "fair market value" of a share of Common Stock on the date of grant. In addition, a participant's right to purchase stock under an option may not accrue at a rate in excess of $25,000 in fair market value (determined at the time of option grant) for each calendar year in which the option is outstanding.

     Fair market value is the last price on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market on the relevant date, or if no reported sales take place on the relevant date, the average of the high bid and low asked price of Common Stock as reported on the NASDAQ National Market on such date, or if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within ten (10) business days preceding the applicable date.

     Withdrawal. A participant may elect to withdraw from participation in an offer at any time, in which case deductions from the participant's pay will cease and all amounts previously deducted from the participant's pay during the offering period will be refunded. A participant who has withdrawn from participation during an offering period may recommence participation in the offer, provided that the deductions will be at the same rate as in effect prior to such suspension.

     Termination of Employment. Upon termination of a participant's employment with Mobius and its subsidiaries for any reason, the participant's participation in the Plan will cease, and all amounts previously deducted from the participant's pay will be refunded.

     Change of Control. In the event of a merger or consolidation of Mobius with or into any other corporation or entity, or a dissolution or liquidation of Mobius, all payroll deductions will cease and all amounts credited to participants will be refunded to each participant immediately prior to the consummation of such action.

     Nonassignment of Rights. A participant's rights under the Plan are not assignable or transferable, except by will or the laws of descent or distribution.

     Other Features of the Plan. All participants in the Plan will have the same rights and privileges under the Plan, except that the number of shares subject to a participant's options will depend upon his or her compensation and the percentage payroll deduction authorized.

     Prior to the exercise of an option under the Plan, and as a condition precedent to such exercise and the issuance of any shares, the Compensation Committee may require the participant to represent and warrant that the shares are being acquired for investment purposes only, and may impose such other restrictions on the issuance of such shares as the Compensation Committee in its discretion deems necessary or advisable.

     The Board of Directors may suspend, discontinue, revise or amend the Plan at any time and in any respect; provided, however, that stockholder approval will be obtained to the extent necessary to comply with Section 423 of the Code and other applicable law. Unless sooner terminated by the Board of Directors, the Plan will terminate on the date as of which the Compensation Committee determines that the shares remaining available under the Plan are insufficient to meet all unfilled purchase requirements.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a description of the principal federal income tax consequences of awards under the Plan based on present federal tax laws. Federal tax laws may change from time to time and any legislation that may be enacted in the future by the United States Congress may significantly affect the federal income tax consequences described below. No representation is or can be made regarding whether any such legislation will or may be enacted and/or the impact of any such legislation. The description below does not purport to be a complete description of the tax consequences associated with awards under the Plan applicable to any particular participant. Differences in each individual's financial situation may cause federal, state and local tax consequences of awards to vary. Each participant should consult his or her personal tax adviser about the detailed provisions of the applicable tax laws and regulations. No employee of Mobius is authorized or permitted to give tax advice to any award recipient.

     The Plan is intended to satisfy the requirements of Sections 421 and 423 of the Code. Under these provisions, an employee generally will not recognize income at the time an option is granted or exercised. The tax consequences to an employee upon a disposition of shares acquired upon option exercise will depend upon the holding period of the shares.

     If shares acquired upon the exercise of an option are disposed of at least two years after the shares are offered (that is, the time of option grant) and at least one year after the shares are purchased, then the employee will recognize, at the time of disposition, compensation income equal to the lesser of (a) the excess of the fair market value of the shares at the time of option grant over the base option price and (b) the excess of the fair market value of the shares at the time of disposition over the purchase price of the shares (which, under the Plan, equals the lesser of the base option price and adjusted option price). Any additional gain will be treated as capital gain. If the requisite holding periods are met, however, Mobius will not be entitled to a tax deduction at any time.

     If the shares acquired upon the exercise of an option are sold or disposed of before the expiration of either holding period described above (a "disqualifying disposition"), then the employee will recognize, at the time of disposition, compensation income equal to the excess of the fair market value of the shares on the purchase date over the purchase price of the shares, and Mobius will be entitled to a tax deduction in that amount. Any appreciation in the price of the shares between the purchase date and disposition date will be treated as capital gain.

     Under current law, the rate at which net long-term capital gain will be taxed will vary depending on the participant's holding period and the date the optionee disposes of the shares. The Internal Revenue Code currently provides that, in general, the net long-term capital gain resulting from the sale of shares held for more than 12 months will be subject to tax at a maximum rate of 20% (10% for individuals in the 15% tax bracket). The Internal Revenue Code currently provides that net long-term capital gain resulting from dispositions after December 31, 2000 (or after December 31, 2005 with respect to tax payers in ordinary tax brackets that exceed 15%) of shares held for more than 5 years may be subject to a reduced rate.

     Individuals employed outside of the United States are subject to the local tax consequences of participating in the Plan.

RESTRICTIONS ON RESALE

     All of Mobius' personnel and consultants must observe Mobius' policy regarding the use and abuse of inside information and the sales of Mobius' stock only during predetermined "window periods." Directors, executive officers and certain other designated officers or employees of Mobius must notify the Mobius' Human Resources Department prior to making any sales of Common Stock.

     The Compensation Committee, on behalf of the Board of Directors, recommends a vote FOR the amendment to the plan.

                                 PROPOSAL NO. 3

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board has appointed KPMG LLP to audit our financial statements for fiscal 2001. Ratification of the auditors requires the favorable vote of a majority of the votes cast. We are asking you to ratify that appointment.

     KPMG has been Mobius' independent accounting firm since our fiscal year ended June 30, 1992, and we believe they are well qualified for the job. A KPMG representative will be at the annual meeting to answer appropriate questions and to make a statement if he or she desires.

     The Board recommends you vote FOR this proposal.

                             ADDITIONAL INFORMATION

OTHER BUSINESS

     We do not expect any business to come up for stockholder vote at the meeting other than the items raised in this booklet. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

PEOPLE WITH DISABILITIES

     We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend. Please call or write the Secretary at least two weeks before the meeting at the number or address under "Questions?" below.

OUTSTANDING SHARES

     On December 18, 2000, 18,349,463 shares of common stock were outstanding. Each share has one vote.

HOW WE SOLICIT PROXIES

     In addition to mailing, Mobius employees may solicit proxies personally, electronically, or by telephone. Mobius will pay the costs of soliciting this proxy.

STOCKHOLDER PROPOSALS FOR NEXT YEAR

     The deadline for stockholder proposals to be included in our proxy statement for next year's annual meeting is June 30, 2001. As to stockholder proposals intended to be presented without inclusion in our proxy statement for our next annual meeting, the people named next year as proxies will be entitled to vote as they think best on such proposals unless we have received notice of that matter on or before September 30, 2001. However, even if such notice is timely received, the people named next year as proxies may nevertheless be entitled to vote as they think best on such proposals to the extent permitted by the SEC. On request, the Secretary will provide detailed instructions for submitting proposals.

QUESTIONS?

     If you have questions or need more information about the annual meeting, write to:

         Investor Relations
         Mobius Management Systems, Inc.
         120 Old Post Road
         Rye, NY 10580

         or call us at (914) 921-7200

                         MOBIUS MANAGEMENT SYSTEMS, INC.
                             ----------------------
                         ANNUAL MEETING OF STOCKHOLDERS


                                FEBRUARY 6, 2001


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints and constitutes Mitchell Gross and Dave Gordon, or either of them, as proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of the Common Stock of Mobius Management Systems, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held on February 6, 2001, at 10 a.m., or at any adjournment or adjournments thereof, for the following purposes, described in the Proxy Statement dated January 4, 2001, accompanying the notice of said meeting:

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

------------------------------------------------------------------------------

- FOLD AND DETACH HERE -

[X]     PLEASE MARK

        YOUR VOTES AS
        INDICATED IN
        THIS EXAMPLE

1.      ELECTION OF DIRECTORS

FOR all nominees  [ ]

WITHHOLD AUTHORITY to vote for all nominees  [ ]

FOR all nominees except:_________________    [ ]

Mitchell Gross and Gary G. Greenfield

2.      APPROVAL OF AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN

               FOR           AGAINST        ABSTAIN
               [ ]             [ ]            [ ]

3.      RATIFICATION OF APPOINTMENT OF KPMG LLP

               FOR           AGAINST       ABSTAIN
               [ ]             [ ]           [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. RECEIPT IS ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT DATED January 4, 2001 AND THE ANNUAL REPORT FOR THE YEAR 2000.

I plan to attend the meeting        [  ]

I do not plan to attend the meeting [  ]

Signature(s)_________________________________________ Dated __________, 2001

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -